UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2025

RAINMAKER WORLDWIDE INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56311	82-4346844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2510 East Sunset Road, Suite 5 #925 Las Vegas, Nevada	89120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 608-1990

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

On September 3, 2025, holders of an aggregate of 259,000 shares of the Company’s Series A Preferred Stock (the “Preferred Stock”) converted such shares into an aggregate of 17,266,666 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to the terms of the Company’s Certificate of Designation for the Series A Preferred Stock.

Immediately prior to the conversions, the Company had 66,533,062 shares of Common Stock outstanding. Following the issuance, the Company had 83,799,730 shares of Common Stock outstanding.

The conversions were effected at a fixed conversion price of $0.015 per share of Common Stock. No cash consideration was received by the Company in connection with the conversions.

The issuance of the Common Stock upon conversion of the Preferred Stock was made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended, as the transaction involved an exchange of securities of the same issuer with existing security holders, and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

Following the conversions, 205,538 shares of Series A Preferred Stock remain outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RAINMAKER WORLDWIDE INC.

Dated: September 5, 2025	By:	/s/ Michael O’Connor
	Name:	Michael O’Connor
	Title:	President, Chief Executive Officer and Interim Chief Financial Officer